Exhibit 10.1

CONFIDENTIAL

Verso Corporation 8540 Gander Creek Drive Miamisburg, Ohio 45342 T 877 855 7243 www.versoco.com

June 27, 2017

Mr. Peter H. Kesser

Dear Peter:

This letter agreement, including the Waiver (as defined herein) and the other exhibits hereto (collectively, this “Agreement”), sets forth the understanding and agreement between Verso Corporation, a Delaware corporation (together with any of its parents, subsidiaries and affiliates as may have employed you from time to time, and any and all successors thereto, the “Company”), and you regarding the ending of your employment with the Company. All capitalized terms used but not defined herein have the meanings given to them elsewhere in this Agreement.

1. Ending of Employment; End Date. Your employment with the Company will end on June 30, 2017 (the “End Date”). In connection therewith, you will resign, effective as of the End Date, from all your elected positions with the Company and its subsidiaries, including as the Senior Vice President, General Counsel and Secretary of Verso Corporation and as a director and the Senior Vice President, General Counsel and Secretary of all the subsidiaries of Verso Corporation.

2. Waiver and Release of Claims Agreement. You agree to sign and be bound by the Waiver and Release of Claims Agreement set forth in Exhibit A (the “Waiver”), which is considered an integral part of this Agreement and is incorporated herein by reference as if fully restated herein. By signing this Agreement and the Waiver, you are waiving certain legal rights, and you are hereby advised to consult with an attorney and to have the attorney review these documents with you before you sign them.

3. Benefits. If you sign the Waiver and do not revoke it within the time periods described therein, and subject to your compliance with all of your obligations under this Agreement, the Waiver, the Amended and Restated Confidentiality and Non-Competition Agreement dated as of May 14, 2012, between the Company (then named Verso Paper Corp.) and you (the “CNC Agreement”), and any other contract between the Company and you, the Company will provide to you the payments and benefits described in Exhibit B (the “Benefits”). If you sign the Waiver but then revoke it in a timely manner, all provisions of this Agreement will be null and void, including your right to receive the Benefits, but excluding your right to receive the other payments and benefits described in Exhibit C, in connection with the ending of your employment with the Company.

4. Other Payments and Benefits. Certain payments and benefits that the Company will provide to you, regardless of whether you sign this Agreement and the Waiver, in connection with the ending of your employment with the Company are described in Exhibit C.

CONFIDENTIAL

5. Taxes. You will be ultimately and solely responsible for the timely payment in full of all federal, state, local and foreign taxes, and all interest and penalties thereon, imposed with respect to the Benefits and all other payments and benefits that you receive in connection with the ending of your employment with the Company. The Company will withhold any and all federal, state, local and foreign taxes and charges that the Company is required to withhold from the Benefits and other payments and benefits that you receive in connection with the ending of your employment with the Company. You agree not to make any claim against the Company or any other Releasee (as defined herein) based on how the Company reports to taxing authorities, or if an adverse determination is made as to the tax treatment of, the Benefits or other payments and benefits that you receive in connection with the ending of your employment with the Company.

6. Confidentiality. Neither the Company nor you will disclose the existence or provisions of this Agreement to any person or entity unless the other party consents to such disclosure in advance and in writing; however, in each case without the other party’s consent, (a) the Company and you may disclose the existence and provisions of this Agreement on a need-to-know basis, (b) the Company and you may disclose the existence and provisions of this Agreement to the extent required by applicable law, including disclosures to governmental and taxing authorities and courts, (c) the Company will not challenge any application or other effort by you to obtain unemployment insurance benefits or similar assistance, provided that it will truthfully respond to such requests and the decision as to whether you are entitled to unemployment benefits will remain subject to applicable law, and (d) you may disclose the existence and provisions of this Agreement to your wife, other immediate family members, attorneys, accountants, and financial, tax and other advisors and your actual and prospective business associates, employers and lenders, provided that you instruct each such person that the existence and provisions of this Agreement are strictly confidential and are not to be disclosed to anyone else except as required by applicable law.

7. Acknowledgements. You acknowledge and agree that (a) the Company has treated you lawfully in connection with your employment with the Company, the ending of your employment with the Company, and otherwise; (b) the Company has not incurred any liability to you or anyone else arising from or relating to your employment with the Company, the ending of your employment with the Company, or otherwise; (c) you have carefully read this Agreement and the Waiver in their entirety, fully understand and agree to their terms, conditions and provisions, and have signed this Agreement and the Waiver knowingly, voluntarily and free from any fraud, duress, coercion or mistake of fact; and (d) this Agreement and the Waiver are final and will become legally binding on and enforceable against you and the Company beginning on the Effective Date (as defined herein).

8. No Admissions. The Company does not admit, in this Agreement or otherwise, that (a) the Company has treated you unlawfully in connection with your employment with the Company, the ending of your employment with the Company, or otherwise, and (b) the Company has incurred any liability to you or anyone else arising from or relating to your employment with the Company, the ending of your employment with the Company, or otherwise.

9. Non-Disparagement. Neither the Company (including by and through any other Releasee) nor you will say or write, in any forum or using any medium, anything that is disparaging, negative or unfavorable about the Company, its business, employees or prospects, your employment with the Company, or the ending of your employment with the Company, except as permitted by applicable law.

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10. Further Assurances. The Company and you agree to execute and deliver any and all other documents and instruments and to take any and all other actions that the other party may reasonably request from time to time to effectuate the intent and purposes of this Agreement.

11. Assignment. Neither the Company nor you may assign, transfer or otherwise dispose of this Agreement or any of its or your rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party.

12. Enforceability. This Agreement is binding upon and enforceable by and against the Company and its successors and permitted assignees and you and your agents, representatives, heirs, beneficiaries, executors, administrators and permitted assignees.

13. Amendment. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement that expressly refers to this Agreement and is executed and delivered by all the parties hereto.

14. Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver under this Agreement will be binding unless it is in writing and is signed by the party asserted to have granted such waiver.

15. Severability. If any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, then such provision will be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable and the remainder of this Agreement will continue in full force and effect.

16. Cooperation in Drafting; Certain Usage. Each party hereto has cooperated in the negotiation, drafting, preparation and review of this Agreement. In the event of any interpretation or construction of any provision of this Agreement, such provision will not be construed against either party on the basis that such party was the drafter of such language. As used herein, the term “includes” and its derivatives are to be interpreted as if they are followed immediately by the phrase “without limitation” or similar phrases.

17. Choice of Law and Jurisdiction. This Agreement will be governed by, construed under, and enforced in accordance with the internal laws of the State of Ohio, without regard to the conflicts-of-law provisions or principles thereof. This Agreement and its subject matter have substantial contacts with the State of Ohio, and any lawsuit or other legal proceeding with respect to this Agreement must be brought in a court of competent jurisdiction in Montgomery County, Ohio, or in the United States District Court for the Southern District of Ohio. In any such lawsuit or other legal proceeding, any such court will have personal jurisdiction over all the parties hereto, and service of process upon them under any applicable law, statute or rule will be deemed valid and good.

18. Fees and Expenses. If any party to this Agreement commences a lawsuit or any other legal proceeding against any other party hereto arising from or relating to this Agreement (including to enforce any covenant contained in this Agreement or to obtain any relief or remedy for any breach of this Agreement), the party substantially prevailing in such lawsuit or other legal proceeding will be

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entitled to receive, in addition to all other relief and remedies to which it may be entitled, an award of all the costs incurred by such party in preparing for and conducting the lawsuit or other legal proceeding, including its reasonable attorneys’ fees and expenses and court costs.

19. Complete Agreement. This Agreement (including the Waiver and the other exhibits hereto) and the CNC Agreement (as applicable) constitute and contain the entire agreement and final understanding concerning your relationship with the Company and the other subject matters addressed herein and supersedes and replaces all prior negotiations, understandings, agreements and arrangements, whether written or oral, and whether proposed or definitive, concerning the subject matters hereof. Any prior representation, promise or agreement not specifically set forth in this Agreement will not be binding upon or enforceable against either party. You are not relying on any representation of the Company or any other Releasee except as expressly set forth in this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and the signature pages hereof by facsimile or email transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The electronic signatures of the parties will be deemed to be their original signatures for all purposes.

21. Compliance with Section 409A. Notwithstanding anything herein to the contrary, if on the End Date you are a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder or pursuant to any other agreement with the Company as a result of such termination of employment is necessary in order to prevent any prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 21 shall be paid or distributed to you in a lump sum on the earlier of (a) the date that is six months following the End Date, (b) a date that is no later than 30 days after the date of your death, or (c) the earliest date as is permitted under Section 409A. For purposes of clarity, the six-month delay shall not apply in the case of severance pay contemplated by Treas. Reg. Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein. Any remaining payments due under this Agreement shall be paid as otherwise provided herein. If any other payments of money or other benefits due to you under this Agreement could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined jointly by the Company and you, that is reasonably expected not to cause such an accelerated or additional tax. For purposes of Section 409A, your right to receive installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such payment made under this Agreement shall at all times be considered a separate and distinct payment within the meaning of Section 409A, and references in this Section 21 to your “termination of employment” shall refer to your “separation from service” with the Company within the meaning of Treas. Reg. Section 409A-1(h) and any successor provision. To the extent that any reimbursements or in-kind benefits due to you under this Agreement constitute “deferred compensation” under Section 409A, any such reimbursements or in-kind benefits shall be paid to you in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). To the maximum extent permitted by applicable law, the amounts payable to you under this Agreement shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9)

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(with respect to separation pay plans) or Treas. Reg. Section 1.409A-1(b)(4) (with respect to short-term deferrals). The Company shall consult with you in good faith regarding the implementation of the provisions of this Section 21, provided that neither the Company nor any of its employees or representatives shall have any liability to you with respect thereto.

To indicate your agreement to and acceptance of the terms, conditions and provisions of this Agreement and the Waiver, please sign both copies of this Agreement and the Waiver and return one copy of each document to me. The other copy of each document is for your files.

Very truly yours,

Verso Corporation

Kenneth D. Sawyer

Senior Vice President of

Human Resources and Communications

Agreed to and Accepted:

Peter H. Kesser
Date: June 30, 2017

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CONFIDENTIAL	EXHIBIT A

VERSO CORPORATION

8450 Gander Creek Drive

Miamisburg, Ohio 45342

WAIVER AND RELEASE OF CLAIMS AGREEMENT

In exchange for the Benefits, I freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims Agreement (this “Waiver”). All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. Ending of Employment. I acknowledge and agree that my employment with the Company will end on the End Date.

2. Delivery of Waiver. I acknowledge that the Company delivered the Agreement and this Waiver to me on June 27, 2017.

3. Effect on Benefits. I acknowledge and agree that unless I sign and do not revoke this Waiver within the time periods described herein, and unless I comply with all the covenants and perform all the obligations imposed on me in the Agreement, this Waiver, the CNC Agreement, and any other contract between the Company and me, I will not be entitled to receive any of the Benefits.

4. Waiver and Release. Subject in all respects to the Retained Rights (as defined herein), which shall remain with me and are not waived, released, discharged or affected in any way by this Waiver, I and anyone claiming through me (including my agents, representatives, assigns, heirs, beneficiaries, executors and administrators) hereby irrevocably, unconditionally and forever waive, release and discharge the Company, its direct and indirect parents, subsidiaries and other affiliates, its and their respective predecessors, successors and assigns, and its and their respective former, current and future stockholders, members, partners, directors, officers, managers, employees, agents, representatives, attorneys and insurers (collectively, the “Releasees”) from any and all claims, causes of action, charges, complaints, demands and rights of any nature whatsoever, whether known or unknown, and whether fixed or contingent, arising from, based on, or relating to my employment with the Company, the ending of my employment with the Company, my status at any time as a holder of any securities of any Releasee, any act or omission of any Releasee occurring prior to or on the End Date, and any dealing, transaction or event involving any Releasee occurring prior to or on the End Date, including any and all such claims, causes of action, charges, complaints, demands and rights under the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Fair Labor Standards Act of 1938, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act of 1988, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, all laws of the State of Ohio and Tennessee relating to any subject matter covered by the foregoing laws of the United States of America (including Ohio Revised Code Section 4112, the Tennessee Human Rights Act, the Tennessee Equal Pay Act, and the Tennessee Handicap Discrimination Law), and any other federal, state or local law, rule, regulation or common law, in each case as the same may be amended from time to time. This Waiver includes all wrongful termination and constructive discharge claims, all discrimination claims, all claims for compensation for the time worked and the services performed for the Company, all claims (except the Retained Rights) relating to the CNC

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Agreement or any contract of employment (whether express or implied) with the Company, all claims for the breach of any covenant of good faith or fair dealing (whether express or implied), and any tort of any nature. This Waiver is for any relief or remedy, regardless of how it is denominated, including wages, back pay, front pay, reinstatement, benefits, compensatory damages, punitive or exemplary damages, and attorneys’ fees and expenses. Notwithstanding any provision of this Waiver to the contrary, this Waiver does not apply to any claim or right that may not be waived under applicable law, any claim for my vested interest in any employee benefit plan, program or arrangement maintained by the Company or the benefits provided thereunder, any claim for unemployment insurance benefits or workers’ compensation, any claim arising from or relating to the Agreement or this Waiver, or any claim that may arise after the Effective Date.

5. No Unreported Work; Proper Payment. I represent that I have reported all hours that I have worked for the Company, and that the Company has properly paid me for all of my hours worked.

6. No Unreported Work-Related Injury or Illness. I represent that I have no unreported work-related injury or illness, and I have no basis to report any such injury or illness.

7. No Claim, Charge, Etc. I represent that I have not made or filed any claim, charge, complaint, demand or lawsuit against any Releasee to such Releasee or with the United States Equal Employment Opportunity Commission, the Ohio Civil Rights Commission, the Tennessee Human Rights Commission, or any other federal, state or local governmental authority or court. Except as expressly contemplated in the last sentence of Section 4 of this Waiver or as to the Retained Rights, and only if and to the extent permitted by applicable law, I agree that if any federal, state or local governmental authority or court assumes jurisdiction of any claim, charge, complaint, demand or lawsuit against any Releasee on my behalf, I will request that such governmental authority or court withdraw from the matter and I will refuse any and all benefits derived therefrom. I hereby irrevocably waive any right that I may have to bring any representative action or to serve in any representative capacity in any class or collective action against any Releasee, such that any action by me or taken on my behalf may proceed, if at all, only as an individual action.

8. No Unlawful Act or Omission; Investigations. I represent that (a) I have no knowledge of any unlawful act or omission by the Company in connection with my employment with the Company, the ending of my employment with the Company, or otherwise (including any false claim made by the Company or any other Releasee to the government or any governmental authority of the United States of America), and I know of no basis on which any such claim could be asserted; (b) I have no knowledge of any unlawful act or omission by any director, officer, employee, agent, representative, attorney, contractor, supplier or customer of the Company or any or other person or entity having or desiring to have a business relationship with the Company, and I know of no basis on which any such claim could be asserted; and (c) I have not knowingly engaged in any unlawful act or omission in the course of my employment with the Company, and I know of no basis on which any such claim could be asserted. I will cooperate fully in any investigation conducted by or on behalf of the Company into any matter that occurred at any time during my employment with the Company. I understand that this Waiver does not prevent me from cooperating in any investigation conducted by or on behalf of any federal, state, local or foreign governmental authority. To the fullest extent permitted by applicable law, I hereby irrevocably assign to the government of the United States of America any right that I might have to any proceeds or award in connection with any false claim proceeding against the Company or any other Releasee.

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9. Protected Rights. I understand that (a) nothing contained in this Waiver or elsewhere in the Agreement is intended to limit, or shall be construed as limiting, my ability to file a charge or complaint with the United States Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”); (b) this Agreement does not limit my ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; and (c) this Agreement does not limit my right to receive an incentive award for information provided to any Government Agency.

10. Return of Company Property. I warrant and agree that I will deliver to the designated authorized representative of the Company by the Effective Date all property of the Company in my possession or under my control, including all employee identification cards, credit cards, telephone cards, computers and computer equipment, personal digital assistants and handheld electronic information devices (such as an iPhone, Android or Blackberry), and other equipment and property, except as such Company representative and I otherwise agree.

11. Confidential Information. I represent and agree that (a) I have delivered to the Company any Confidential Information in my possession or under my control as of the End Date; (b) I will not retain any Confidential Information after the End Date; and (c) I will not use or disclose any Confidential Information after the End Date except as directed by the Company. As used herein, the term “Confidential Information” means any item of information or compilation of information, in any form, tangible or intangible, pertaining to the Company’s business that is not authorized by the Company for disclosure to the public or is not readily available to the public through proper means. Confidential Information includes (a) the Company’s business strategies, plans and analyses; purchasing strategies, plans, practices, methods, techniques and information; actual and prospective supplier lists; supplier information and analyses; manufacturing strategies, plans, practices, methods, techniques and information; sales and marketing strategies, plans, practices, methods, techniques and information; actual and prospective customer lists; customer information and analyses; information technology strategies, plans, practices, methods, techniques and information; computer programs and source codes; human resources information and personnel files; accounting and financial information; legal information; research and development information; Inventions (as defined herein); know-how and trade secrets; and (b) information entrusted to the Company in confidence by other persons and entities.

12. Inventions. I acknowledge and agree that the Company owns all rights to and interests in any Invention that I conceived of, developed or assisted in developing, in whole or in part, while employed with the Company and prior to the End Date that (a) relates to the Company’s current business or anticipated future businesses, (b) involves the use of the Company’s information, equipment, facilities or supplies, (c) is or was created or conceived of, in whole or part, while working on the Company’s time, or (d) results from my work for the Company. I represent and agree that I have disclosed to the Company all Inventions that I conceived of, developed or assisted in developing, in whole or in part, while employed with the Company and prior to the End Date. As used herein, the term “Inventions” means inventions (whether or not patentable), discoveries, innovations, improvements, designs and ideas and related technologies and methodologies (whether or not shown or described in writing or reduced to practice). I understand that my acknowledgement of the Company’s ownership of such Inventions and the required disclosure thereof do not apply to an Invention that does not meet any of the characteristics identified in the first sentence of this Section 12.

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13. Enforceability. This Waiver is binding upon and enforceable against me and my agents, representatives, heirs, beneficiaries, executors and administrators.

14. Choice of Law and Jurisdiction. This Waiver will be governed by, construed under, and enforced in accordance with the internal laws of the State of Ohio, without regard to the conflicts-of-law provisions or principles thereof. This Waiver and its subject matter have substantial contacts with the State of Ohio, and any lawsuit or other legal proceeding with respect to this Waiver must be brought in a court of competent jurisdiction in Montgomery County, Ohio, or in the United States District Court for the Southern District of Ohio. In any such lawsuit or other legal proceeding, any such court will have personal jurisdiction over all the parties hereto, and service of process upon them under any applicable law, statute or rule will be deemed valid and good.

15. CONSIDERATION AND CONSULTATION. THE COMPANY HEREBY ADVISES ME THAT BEFORE I SIGN THIS WAIVER, I MAY TAKE 21 DAYS TO CONSIDER WHETHER OR NOT TO SIGN IT. THE COMPANY ALSO HEREBY ADVISES ME TO CONSULT WITH AN ATTORNEY AND TO HAVE THE ATTORNEY REVIEW THIS WAIVER WITH ME BEFORE I SIGN IT. I HEREBY ACKNOWLEDGE THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND EITHER HAVE HELD SUCH CONSULTATION OR HAVE DETERMINED NOT TO CONSULT WITH AN ATTORNEY.

16. REVOCATION. THE COMPANY HEREBY ADVISES ME THAT I MAY REVOKE THIS WAIVER BY DELIVERING WRITTEN NOTICE OF MY REVOCATION TO KENNETH D. SAWYER, SENIOR VICE PRESIDENT OF HUMAN RESOURCES AND COMMUNICATIONS, VERSO CORPORATION, 8540 GANDER CREEK DRIVE, MIAMISBURG, OHIO 45342, WITHIN THE 7-DAY PERIOD FOLLOWING THE DAY THAT I SIGN THIS WAIVER (THE “REVOCATION PERIOD”). I UNDERSTAND THAT IF I REVOKE THIS WAIVER WITHIN THE REVOCATION PERIOD, ALL PROVISIONS OF THE AGREEMENT WILL BE NULL AND VOID, INCLUDING MY RIGHT TO RECEIVE THE BENEFITS, BUT EXCLUDING MY RIGHT TO RECEIVE THE OTHER PAYMENTS AND BENEFITS DESCRIBED IN EXHIBIT C, IN CONNECTION WITH THE ENDING OF MY EMPLOYMENT WITH THE COMPANY. I ALSO UNDERSTAND THAT IF I DO NOT REVOKE THIS WAIVER WITHIN THE REVOCATION PERIOD, THIS WAIVER WILL BE FOREVER LEGALLY BINDING AND ENFORCEABLE BEGINNING ON THE DAY IMMEDIATELY FOLLOWING THE LAST DAY OF THE REVOCATION PERIOD (THE “EFFECTIVE DATE”). THIS WAIVER IS NOT EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

17. Retained Rights. Nothing in this Waiver shall result in any waiver, release, discharge or effect of any kind upon (a) my rights to indemnification and the advancement of expenses as an officer of Verso Corporation and/or as a director or officer of any of its direct or indirect subsidiaries as set forth in Verso Corporation’s Amended and Restated Bylaws, the constituent documents of its subsidiaries, or the Indemnification Agreement dated as of July 15, 2016, between Verso Corporation and me, to the maximum extent provided therein, (b) my entitlement to protection under any and all insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by me in connection with any action, suit or proceeding to which I may be made a party by reason of my being or having been a director, officer or employee of the Company (other than any dispute, claim or controversy arising under or relating to the Agreement or this Waiver), or (c) any additional rights of indemnity, exculpation, release or the like conferred upon me by the Company’s First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 22, 2016 (the “Plan”), and the order of the United States Bankruptcy Court for the District of Delaware confirming the Plan.

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I acknowledge and agree that I have carefully read this Waiver in its entirety, fully understand and agree to all of its terms, conditions and provisions, and have signed this Waiver knowingly, voluntarily and free from any fraud, duress, coercion or mistake of fact. Upon signing this Waiver, I agree to deliver it to Kenneth D. Sawyer, the Senior Vice President of Human Resources and Communications of Verso Corporation.

Peter H. Kesser

Date: June 30, 2017

CONFIDENTIAL	EXHIBIT B

BENEFITS

Notwithstanding any provision to the contrary in the Agreement or elsewhere, if you breach any covenant or fail to perform any obligation imposed on you in the Agreement, the Waiver, the CNC Agreement, or any other contract between the Company and you, you will not be entitled to receive any of the Benefits and will promptly return any and all Benefits already received to the Company. All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. CNC. The Company will pay to you $624,750.00 as compensation for the performance of your confidentiality, non-competition and other obligations under the CNC Agreement. The CNC payment will be made to you in 12 consecutive, monthly installments of $52,062.50 each beginning on July 31, 2017, and ending on June 30, 2018.

2. Severance. The Company will pay to you $357,000.00 as severance under the Company’s severance policy. The severance payment will be made to you in a single payment on July 31, 2017.

3. Lost Retirement Benefits. The Company will contribute to your Deferred Compensation Plan account $196,288.00 as two years of your Lost Retirement Benefits (as defined in the CNC Agreement). The Lost Retirement Benefits contribution will be made to your Deferred Compensation Plan account in a single contribution on or before July 31, 2017.

4. 2017 VIP. The Company will pay to you $110,943.00 as a prorated, discounted portion of your target-level annual incentive award under the Company’s incentive plan for 2017 (the “2017 VIP”). The 2017 VIP payment will be made to you in a single payment on July 31, 2017.

5. RSUs. The Company will pay to you the greater of (a) $38,805.00 or (b) the product obtained by multiplying 7,761 by 1.5 by the closing sale price of the Class A common stock of the Company (“Common Stock”) on the New York Stock Exchange on July 26, 2017, in lieu of the delivery by the Company to you of 7,761 shares of Common Stock upon the accelerated vesting of 7,761 restricted stock units (“RSUs”) granted by the Company to you under the Performance Incentive Plan on July 28, 2016, which RSUs will be forfeited and cancelled upon such payment. The RSUs payment will be made to you in a single payment on July 31, 2017.

6. 2017 SSRP. The Company will pay to you $15,252.00, in lieu of a prorated contribution on your behalf under the Supplemental Salary Retirement Program (the “SSRP”) for 2017 to your Retirement Savings Plan account. The 2017 SSRP payment will be made to you in a single payment on July 31, 2017.

7. Outplacement. The Company will pay to you $9,500.00, in lieu of providing you with executive-level outplacement services as provided in the Company’s severance policy. The outplacement payment will be made to you in a single payment on July 31, 2017.

8. Life Insurance. The Company will pay to you $9,180.00, in lieu of providing you, on a tax-grossed-up basis, with a fully paid, two-year individual term life insurance policy on your life with insurance benefits of $714,000.00. The life insurance payment will be made to you in a single payment on July 31, 2017.

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9. Financial Counseling. The Company will pay to you $3,557.00 as your remaining allowance under the Executive Financial Counseling Policy (the “EFCP”) for the 2016-2017 program year. The financial counseling payment will be made to you in a single payment on July 31, 2017.

10. Medical and Dental Insurance. You have the right, and you have indicated your desire to elect, to continue the group medical and dental insurance coverage provided by the Company for you and your eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), during the 36-month period (the “COBRA Period”) beginning on July 1, 2017, and ending on June 30, 2020. If, and to the extent that, you elect to receive continued group medical and dental insurance coverage in accordance with COBRA, (a) the cost of the continued coverage during the initial six months of the COBRA Period from July 1, 2017, through December 31, 2017 (the “Initial Continued Coverage”) will be paid entirely by the Company, and (b) the cost of the continued coverage during the subsequent 30 months of the COBBRA Period from January 1, 2018, through June 30, 2020 (the “Subsequent Continued Coverage”) will be shared by you and the Company, with you paying the standard, active-employee portion of the cost of such coverage in effect immediately prior to the End Date (i.e., $424.40 per month) and the Company paying the balance of the cost of such coverage. Notwithstanding the foregoing:

(a) The Company’s obligation to pay the cost of the Initial Continued Coverage or its portion of the Subsequent Continued Coverage will cease effective as of the last day of the month in which you first become eligible for comparable group medical and dental insurance coverage from another employer, as determined jointly by the Company and you.

(b) If the Initial Continued Coverage would result in penalties under Section 4980D of the Code, the Company, in its sole and absolute discretion, may provide that (1) you will pay to the Company, on an after-tax basis, a monthly amount equal to the full premium cost of the Initial Continued Coverage (determined in accordance with the methodology under COBRA) for such month, and (2) within 30 days after such premium payment, the Company will reimburse you in cash (less required withholding) an amount equal to the sum of (A) the excess of (i) the full premium cost of the Initial Continued Coverage for such month over (ii) any premium amount that would have been payable by you if you had been actively employed by the Company for such month and (B) an additional tax gross-up payment to cover all estimated applicable federal, state and local income and payroll taxes imposed on you with respect to the Initial Continued Coverage.

(c) If, at any time during the COBRA Period, you are eligible for and elect to receive medical and dental insurance coverage through the Medicare health insurance program provided by the U.S. government (“Medicare”), in lieu of the group medical and dental insurance coverage provided by the Company, then the cost of the continued coverage under Medicare will be split between you and the Company, with you and the Company paying portions of the cost in the same proportions that would have been paid if you had elected the group medical and dental insurance coverage provided by the Company.

11. Miamisburg Apartment. Effective as of July 1, 2017, or as soon as possible thereafter, and if and to the extent permitted, you will assign to the Company the lease contract for your apartment in Miamisburg, Ohio. Effective as of July 1, 2017, the Company will assume, perform and discharge, and will indemnify you against, all your payment and other obligations relating to the lease of the Miamisburg apartment. The Company will pay to you (a) $15,257.00 to offset your furnishing and relocation expenses relating to the Miamisburg apartment incurred through the End Date, with such

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CONFIDENTIAL

payment to be made to you on July 31, 2017, and (b) the amount of your documented expenses to relocate your apartment furnishings from Miamisburg to Memphis, Tennessee, after the End Date, with such payment to be made to you as soon as practicable, and in any event no more than 30 days, after you submit an itemized written request for such payment to the Company.

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CONFIDENTIAL	EXHIBIT C

OTHER PAYMENTS AND BENEFITS

The Company has provided or will provide you with certain payments and benefits that are affected by the ending of your employment with the Company. Summary information regarding the payments and benefits and the effects of the ending of your employment on them is provided below. The information, being summary in nature, is qualified in its entirety by reference to the written plans, programs, contracts and other documents underlying the payments and benefits. If you have any questions about them, please direct your inquiries to Kenneth D. Sawyer by telephone at                          or by email at                     . All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. 2016 Retention Plan. The Company will pay to you $31,238.00 as the second installment of the retention bonus under the 2016 Retention Plan that will vest on the End Date. The retention bonus payment will be made to you in a single payment on July 31, 2017.

2. Unused Vacation. The Company will pay to you $13,731.00, in lieu of the 14 unused vacation days for which you would be eligible in 2017 as of the End Date. The unused vacation payment will be made to you in a single payment on July 31, 2017.

3. Retirement Savings Plan (i.e., 401(k) Plan). Your individual contributions and the Company’s matching contributions on your behalf under the Retirement Savings Plan are vested. In view of the ending of your employment with the Company, you are encouraged to call Transamerica Retirement Services at toll-free 1-800-422-6103 (Option 4) and/or contact your individual financial and tax advisors to discuss the future handling of your Retirement Savings Plan account and the potential financial and tax impacts on you, including the roll-over of the funds in your Retirement Savings Plan account to your personal individual retirement account (i.e., IRA), the withdrawal of funds from your Retirement Savings Plan account (which may subject your account to a penalty for early withdrawal), and any outstanding loan that you may have from your Retirement Savings Plan account.

4. Supplemental Salary Retirement Program. The Company’s contributions on your behalf under the SSRP are vested. Please refer to Section 3 of this Exhibit C for guidance on contacting Transamerica Retirement Services and/or your individual financial and tax advisors regarding the future handling of your Retirement Savings Plan account.

5. Deferred Compensation Plan. The Company will cause you to be paid all your remaining benefits under the Deferred Compensation Plan on January 15, 2018.

6. Medical and Dental Insurance. With respect to your right to continue the group medical and dental insurance coverage provided by the Company for you and your eligible dependents pursuant to COBRA, you will receive from Ceridian Corporation a COBRA Packet outlining your COBRA rights and including election forms for enrollment. If you continue your medical and dental insurance coverage with the same plan design through COBRA that you elected as an active employee of the Company, any deductible or out-of-pocket expenses that you have accumulated during the plan year will be applied to your COBRA coverage. For additional information or if you have questions about continued medical and dental insurance coverage under COBRA, you may call the Ceridian Customer Service Call Center at toll-free 1-800-422-6103 (Option 5, Sub-Option 1).

CONFIDENTIAL

7. Flexible Spending Account. If applicable, you have the right under COBRA to continue your participation in the health care flexible spending account (“FSA”) plan provided by the Company through the end of the calendar year in which the End Date occurs, even if you decide not to continue your medical and dental insurance coverage under COBRA. There is no additional COBRA premium required for the continuation of your health care FSA participation. If you do not continue your health care FSA participation through COBRA, then only eligible health care charges incurred on or before the End Date will be eligible for reimbursement under the health care FSA plan.

8. Supplemental Life Insurance. If applicable, you have the right to transport (also referred to as “port”) the group supplemental life insurance coverage on your life, the life of your dependent spouse/domestic partner, or the life of a dependent child to an individual life insurance policy offered by Life Insurance Company of North America (“LINA”), provided that you make the election and answer medical questions satisfactory to LINA within 31 days after the End Date. The premiums for the individual life insurance policy, which are grouped in five-year bands, will be higher than those for the group supplemental life insurance coverage provided by the Company. If you want to port your group supplemental life insurance coverage to an individual life insurance policy, you must complete a Group Life Portability Application and submit it, together with a copy of your current Benefits Summary from the Company’s employee self-service portal, to LINA at the address located on the form within 31 days after the End Date. The Company will provide you separately with materials relating to the porting of your group supplemental life insurance coverage. For additional information or if you have questions about the porting of your group supplemental life insurance coverage, you may call LINA at toll-free 1-800-423-1282.

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